CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  27  to
Registration  Statement No. 33-16494 of Oppenheimer Champion Income Fund on Form
N-1A of our report  dated  November  16,  2004,  appearing  in the  Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings  "Independent  Registered  Public  Accounting
Firm" in the Statement of Additional  Information and "Financial  Highlights" in
the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP

Denver, Colorado
November 23, 2004